Registration No. 333-_________

As filed with the Securities and Exchange Commission on May 29, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Metropolitan Bank Holding Corp.

(Exact name of Registrant as specified in its charter)

New York	13-4042724
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

99 Park Avenue

New York, New York 10016

(Address of Principal Executive Offices)

Metropolitan Bank Holding Corp. Amended and Restated 2022 Equity Incentive Plan

(Full title of the Plan)

Copy to:

Mark R. DeFazio	Darrick M. Mix
President and Chief Executive Officer	Chad J. Rubin
Metropolitan Bank Holding Corp.	Duane Morris LLP
99 Park Avenue	30 South 17th Street
New York, New York 10016	Philadelphia, Pennsylvania 19103
(212) 659-0600	(215) 979-1000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

On May 29, 2024, the stockholders of Metropolitan Bank Holding Corp. (the “Company”) approved an amendment and restatement of the Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan (as amended and restated from time to time, the “Plan”) that increased the number of shares authorized for issuance under the Plan. This Registration Statement registers an additional 358,000 shares of the Company’s common stock that may be offered and sold under the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Company’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-265345, filed with the Securities and Exchange Commission on June 1, 2022), including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II.	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

(a)         The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 28, 2024 (including information specifically incorporated by reference therein from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 22, 2024);

(b)          The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the Commission on May 3, 2024;

(c)         The Company’s Current Report on Form 8-K, filed with the Commission on May 29, 2024 (other than information in such Current Report deemed to have been furnished and not filed in accordance with the rules of the Commission); and

(d)          The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on November 7, 2017 (File No. 001-38282) as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 9, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

5.1*	Opinion of Duane Morris LLP.

10.1	Metropolitan Bank Holding Corp. Amended and Restated 2022 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. (File No. 001-38282), filed by Metropolitan Bank Holding Corp. under the Exchange Act on April 22, 2024).

23.1*	Consent of Duane Morris LLP (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Crowe LLP, independent accountants.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107.1*	Calculation of Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 29, 2024.

METROPOLITAN BANK HOLDING CORP.

By:	/s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Mark R. DeFazio and Frederik F. Erikson and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post- effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Mark R. DeFazio	President, Chief Executive Officer and Director	May 29, 2024
Mark R. DeFazio	(Principal Executive Officer)

/s/ Daniel F. Dougherty	Executive Vice President and Chief Financial Officer	May 29, 2024
Daniel F. Dougherty	(Principal Financial Officer)

/s/ G. David Bonnar	Senior Vice President and Chief Accounting Officer	May 29, 2024
G. David Bonnar	(Principal Accounting Officer)

/s/ William Reinhardt	Chairman of the Board	May 29, 2024
William Reinhardt

/s/ Dale C. Fredston	Director	May 29, 2024
Dale C. Fredston

/s/ David J. Gold	Director	May 29, 2024
David J. Gold

/s/ Harvey M. Gutman	Director	May 29, 2024
Harvey M. Gutman

/s/ Terence J. Mitchell	Director	May 29, 2024
Terence J. Mitchell

/s/ Robert C. Patent	Director	May 29, 2024
Robert C. Patent

/s/ Maria F. Ramirez	Director	May 29, 2024
Maria F. Ramirez

/s/ Anthony J. Fabiano	Director	May 29, 2024
Anthony J. Fabiano

/s/ George J. Wolf, Jr.	Director	May 29, 2024
George J. Wolf, Jr.

/s/ Chaya Pamula	Director	May 29, 2024
Chaya Pamula

/s/ Katrina Robinson	Director	May 29, 2024
Katrina Robinson